EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Energy Focus, Inc. (the “Company”) for the quarterly period ended June 30, 2017 (the “Report”), I, Theodore L. Tewksbury III, Chairman, Chief Executive Officer and President of the Company and I, Michael H. Port, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Theodore L. Tewksbury III
Theodore L. Tewksbury III Chairman, Chief Executive Officer and President
Date:	August 9, 2017

/s/ Michael H. Port
Michael H. Port Chief Financial Officer
Date:	August 9, 2017

A signed original of this written statement required by Section 906 has been provided to Energy Focus, Inc. and will be retained by Energy Focus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.